UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 11, 2010

INTERNATIONAL LEASE FINANCE CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

CALIFORNIA	1-31616	22-3059110
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10250 Constellation Boulevard, Suite 3400
Los Angeles, California	90067
(Address of Principal Executive Offices)	(Zip Code)

(310) 788-1999

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On August 11, 2010, International Lease Finance Corporation (“ILFC”) issued two press releases announcing that it had priced, and entered into agreements to issue and sell, subject to certain conditions, (1) $1.35 billion in aggregate principal amount of 6 1/2 % senior secured notes due 2014, $1.275 billion in aggregate principal amount of 6 3/4% senior secured notes due 2016, and $1.275 billion in aggregate principal amount of 7 1/8% senior secured notes due 2018 (collectively the “Secured Notes”) in private offerings pursuant to Rule 144A and Regulation S of the Securities Act of 1933, as amended (the “Securities Act”), and (2) $500 million in aggregate principal amount of 8 7/8% senior notes due 2017 (the “Unsecured Notes” and together with the Secured Notes, the “Notes”).

Copies of the press releases announcing the pricing of the Secured Notes and Unsecured Notes are attached hereto as Exhibit 99.1 and Exhibit 99.2 and are incorporated herein by reference.

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy the Notes, nor shall there be any offer, solicitation or sale of the Notes in any jurisdiction in which such offer, solicitation or sale is unlawful.  The Secured Notes will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of August 11, 2010, among ILFC and the several underwriters named therein.

99.1	Press Release dated August 11, 2010 on pricing of Secured Notes

99.2	Press Release dated August 11, 2010 on pricing of Unsecured Notes

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTERNATIONAL LEASE FINANCE CORPORATION

/s/ Fred S. Cromer
By:	Fred S. Cromer
Chief Financial Officer

DATED:  August 11, 2010

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement dated as of August 11, 2010, among ILFC and the several underwriters named therein.

99.1	Press Release dated August 11, 2010, on pricing of Secured Notes

99.2	Press Release dated August 11, 2010 on pricing of Unsecured Notes